UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 22, 2018, Natus Medical Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

On June 26, 2018, American Election Services, the independent inspector of elections for the Annual Meeting, delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As of the close of business on May 7, 2018, the record date for the Annual Meeting, 34,069,930 shares of Company's common stock (“Common Stock”), were outstanding and entitled to vote. 30,829,073 share of Common Stock were voted in person or by proxy at the Annual Meeting, representing 90.49% of the shares entitle to be voted.

The final voting results for the Annual Meeting are as follows:

Proposal 1: Election of Directors
Nominee	For
Doris E. Engibous	4,717,220
Robert S. Weiss	4,710,990
Lisa Wipperman Heine (Voce Nominee)	20,665,024
Joshua H. Levine (Voce Nominee)	20,645,288

Proposal 2: Ratification of KPMG as Auditors
	For	Against	Abstain	Broker Non-Votes
	30,260,977	57,098	510,998	818,888

Proposal 3: Advisory Approval of the Company's Executive Compensation
	For	Against	Abstain	Broker Non-Votes
	22,092,056	7,446,567	471,562	818,888

Proposal 4: Vote to Repeal Bylaw Amendments Adopted by the Company's Board of Directors After March 22, 2012
	For	Against	Abstain	Broker Non-Votes
	25,357,276	4,212,382	440,527	818,888

Proposal 5: Vote to Remove Robert A. Gunst from the Board
	For	Against	Abstain	Broker Non-Votes
	7,108,317	13,590,574	323,611	818,888

Proposal 6: Vote to Elect Marg G. Gilreath to Fill the Vacancy in the Board Caused by the Removal of Mr. Gunst
	For	Against	Abstain	Broker Non-Votes
	6,942,398	13,765,771	314,333	818,888

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 26, 2018	By:	/s/ JAMES B. HAWKINS
James B. Hawkins
President and Chief Executive Officer